Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

December 7, 2012

Board of Directors

New Hampshire Thrift Bancshares, Inc.

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

Ladies and Gentlemen:

We are acting as counsel to New Hampshire Thrift Bancshares, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the proposed public offering of up to 500,000 shares of the common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Shares”), all of which shares are to be sold from time to time on a delayed or continuous basis in connection with the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”), as set forth in the prospectus which forms a part of the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance and delivery of the Shares in the manner and pursuant to the terms described in the Registration Statement and the Plan, and (iii) receipt by

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. Hogan Lovells refers to the international legal practice comprising Hogan Lovells US LLP, Hogan Lovells International LLP, Hogan Lovells Worldwide Group  (a Swiss Verein), and their affiliated businesses with offices in: Abu Dhabi  Alicante  Amsterdam Baltimore  Beijing  Berlin  Brussels  Caracas   Colorado Springs   Denver   Dubai Dusseldorf   Frankfurt   Hamburg   Hanoi   Ho Chi Minh City    Hong Kong   Houston  London

Los Angeles  Madrid  Miami  Milan  Moscow  Munich  New York  Northern Virginia  Paris  Philadelphia  Prague  Rome  San Francisco    Shanghai    Silicon Valley  Singapore Tokyo  Ulaanbaatar  Warsaw Washington DC  Associated offices: Budapest  Jeddah  Riyadh  Zagreb

Board of Directors New Hampshire Thrift Bancshares, Inc.	- 2 -	December 7, 2012

the Company of the consideration for the Shares specified in the applicable resolutions of the Board of Directors or a committee of the Board of Directors authorizing the issuance thereof and in the Plan, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP